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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2000

                          STRATUS SERVICES GROUP, INC.
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             (Exact name of Registrant as specified in its charter)


Delaware                               001-15789               22-3499261
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(State or other jurisdiction     (Commission File No.)      (I.R.S. Employer
of incorporation or organization)                          Identification No.)

             500 Craig Road, Suite 201, Manalapan, New Jersey 07726
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                    (Address of principal executive offices)


                                 (732) 866-0300
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               (Registrant's telephone number including area code)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On October 27, 2000, Stratus Services Group, Inc., a Delaware corporation ("Stratus" or the "Registrant"), purchased substantially all of the tangible and intangible assets, excluding accounts receivable, of seven offices of Tandem, a division of OutSource International, Inc. ("OutSource"), a Florida corporation, pursuant to the terms of an Asset Purchase Agreement dated October 13, 2000. The initial purchase price for the assets was $125,000, of which $50,000 was paid in cash at the closing and the remaining $75,000 was represented by a promissory note. The note is payable in twenty-four (24) equal monthly installments of principal and interest at a variable rate of prime plus two percent (2%) beginning December 1, 2000. In addition, Stratus will be required for a two (2) year period to make quarterly payments of thirty percent (30%) of the quarterly Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") of the acquired business. In connection with the transaction, OutSource entered into a Non-competition and Non-Solicitation Agreement pursuant to which it agreed not to compete with the Registrant in the territories of the acquired business for a period of two years and to not solicit the employees or customers of the acquired business for a period of three years.

         The purchase price was arrived at through arms-length negotiations between the parties. The cash portion of the purchase price was funded from available cash on hand.

         The Tandem branches provide temporary industrial staffing in eight business locations in the cities of Lawrence, MA; Leominster, MA; Lowell, MA; Athol, MA; Worchester, MA; Manchester, NH; and Nashua, NH; with estimated annual revenues of $10 million.

         The Registrant currently intends to continue to operate the business formerly conducted by Tandem at the purchased locations with the purchased assets for the foreseeable future. The foregoing statement of the Registrant's intention is a forward looking statement within the meaning of Section 21E of the Securities Exchange Act of 1934, and is based on certain assumptions, including among others, general economic conditions, management's expectations regarding the operating results of the Registrant and the purchased locations, the capital requirements of continuing Tandem's current business and others. Should these assumptions change, or prove to be inaccurate, the Registrant's actual future conduct of Tandem's business could differ materially from the intention stated.

         The above descriptions of the asset purchase agreement and the non-competition and non-solicitation agreements do not purport to be complete and are qualified in their entirety by the full text of such documents, which are attached as exhibits hereto.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         It is not practicable to provide the financial statements required to be filed as a result of the acquisitions of the assets of Tandem described in
Item 2 hereof (the "Financial Statements") on the date that this report is being filed with the Securities and Exchange Commission. The Financial Statements will be filed by amendment to this Form 8-K as soon as practicable, but in any event not later than 60 days after this report is filed. The Registrant expects to file the Financial Statements no later than December 31, 2000.

         (b) PRO FORMA FINANCIAL INFORMATION.

         It is not practicable to provide the pro forma financial information required to be filed as a result of the acquisitions of the assets of Tandem described in Item 2 hereof (the "Pro Forma Information"), on the date that this report is being filed with the Securities and Exchange Commission. The Pro Forma Information will be filed by amendment to this Form 8-K as soon as practicable, but in any event not later than 60 days after this report is filed. The Registrant expects to file the Pro Forma Information no later than December 31, 2000.

         (c) EXHIBITS.

                  2.1 Asset Purchase Agreement, dated October 13, 2000, by and between Stratus Services Group, Inc. and OutSource International of America, Inc.

                  10.1 Non-Competition Agreement, dated October 27, 2000 between Stratus Services Group, Inc. and OutSource International of America, Inc.

                  10.2 Promissory Note and Security Agreement in the amount of $75,000, dated as of October 27, 2000, issued by Stratus Services Group, Inc. to OutSource International of America, Inc.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               STRATUS SERVICES GROUP, INC.


                                               By: /s/ JOSEPH J. RAYMOND
                                                   -------------------------
                                                       Joseph J. Raymond
                                                       President & CEO


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                                  EXHIBIT INDEX

EXHIBIT  DESCRIPTION
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2.1      Asset Purchase Agreement, dated October 13, 2000, by and between
         Stratus Services Group, Inc. and OutSource International of America,
         Inc.

10.1 Non-Competition Agreement, dated October 27, 2000 between Stratus Services Group, Inc. and OutSource International of America, Inc.

10.2 Promissory Note and Security Agreement in the amount of $75,000, dated as of October 27, 2000, issued by Stratus Services Group, Inc. to OutSource International of America, Inc.


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